UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Planning Force, Inc.
(Name of small business issuer in its charter)

Nevada	7380	20-1568015
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

703 East 27th Avenue
Spokane, Washington 99203
(509) 747-2064
(Address and telephone number of principal executive offices)

703 East 27th Avenue
Spokane, Washington 99203
(509) 747-2064
(Address of principal place of business or intended principal place of business)

Savoy Financial Group
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702)248-1027
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
1924 Ivy Point Lane
Las Vegas, NV 89134

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$23,000.00	$0.05	$23,000.00	$2.05

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Planning Force, Inc.

460,000 Shares of Common Stock

Planning Force, Inc. is attempting to register an aggregate of 460,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders.  (Please refer to Item 7, “Selling Security Holders,” on page 10 of this registration statement).  The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices.  We anticipate that firms that sell any of the shares for accounts of the selling stockholders will charge normal brokerage commissions.  However, the registrant cannot provide specific information pertaining to the identity of such firms and/or the amount of such commissions.  We and the selling stockholders have no brokerage agreements or other agreements for the sale of the shares.  The costs of selling the shares, by a conservative estimate, should not exceed ten percent of the gross value of the stock.  The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.  Prior to this offering, there has been no public market for our common stock.

Prior to this offering, there has been no public market for Planning Force, Inc.'s common stock.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" STARTING ON PAGE .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

	Shares Offered by Shareholders	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0
Total	460,000	$23,000	$0.00	$0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is December 21, 2004

TABLE OF CONTENTS

                                                                                                                                                                                PAGE

Interest of Named Experts and Counsel.

13

Disclosure of Commission Position of Indemnification for Securities Act Liabilities.

13

Organization Within Last Five Years.

13

Description of Business.

14

Management's Discussion and Plan of Operation.

16

Description of Property.

18

Certain Relationships and Related Transactions.

18

Market for Common Equity and Related Stockholder Matters.

18

Executive Compensation.

19

Financial Statements.

20

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

31

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors.

The Company

Planning Force, Inc. ("PFI" or the "Company") was incorporated in the State of Nevada on August 31, 2004.  PFI is a development stage company that plans to specialize in event planning for corporations.  The Company will offer two types of services: retreat training services and product launch event planning.  PFI has yet to commence its planned principal operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, the independent auditors of PFI have expressed substantial doubt about our ability to continue as a going concern.  No alternative sources of funds are available to the company in the event it does not have adequate proceeds from this offering.

As of the date of this Prospectus, PFI has 10,460,000 shares of $0.001 par value common stock issued and outstanding.

PFI’s administrative office is located at 703 East 27th Avenue, Spokane, Washington 99203, telephone (509) 747-2064.

PFI’s fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders.  We are offering no shares.  The selling stockholders are offering 460,000 shares of common stock as soon as practicable after this Registration Statement becomes effective.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices.

The proceeds of the offering will go directly to the selling stockholders.  None of the proceeds will be available to Planning Force, Inc.

Planning Force, Inc.'s Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Planning Force, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the shares.  The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of PFI.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheets Data

(Audited)
September 30,
2004
Assets
Cash and equivalents	$6,774
Total current assets	6,774
$6,774

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$-
Total current liabilities	$-

Stockholders' equity:
Common stock	10,000
Additional paid-in capital	-
(Deficit) accumulated during development stage	(3,226)
6,774
$6,774

Statements of Operations Data

	(Unaudited)
		August 31, 2004
		(Inception) to
	September 30, 2004	September 30, 2004

Revenues	$-	$-
Cost of sales	-	-

Gross profit (loss)	-	-

Operating expenses:
Professional fees	3,101	3,101
General and administrative expenses	125	125
Total operating expenses	3,226	3,226

Net loss	$(3,226)	$(3,226)

Weighted average common shares outstanding	10,000,000

Net loss per common shares outstanding	$(0.0003)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF PFI FAILS TO COMMENCE ITS PLANNED OPERATIONS.

PFI was formed in August 2004.  PFI has no demonstrable operations record, on which you can evaluate the business and its prospects.  PFI’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  PFI cannot guarantee that it will be successful in accomplishing its objectives.  To date, we have not generated any revenues and may incur losses in the foreseeable future.

PFI MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

PFI has limited capital resources.  To date, we have funded our operations from the sale of equity securities and have not generated cash from our operations.  Unless PFI begins to generate sufficient revenues from our event planning business to finance operations as a going concern, PFI may experience liquidity and solvency problems.  Such liquidity and solvency problems may force PFI to go out of business if additional financing is not available.  We have no intention of liquidating.  Our intention is to raise required capital through additional offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

PFI’S INDEPENDENT AUDITORS HAVE QUALIFIED THEIR REPORT TO EXPRESS SUBSTANTIAL DOUBT ABOUT OUR COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

PFI has yet to commence its planned operations.  As of the date of this Prospectus, PFI has had only limited start-up operations and generated no revenues.  Taking these facts into account, the independent auditors of PFI have expressed substantial doubt about PFI’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part.  If PFI’s business fails, the investors in this offering may face a complete loss of their investment.

CHANGES IN CONSUMER PREFERENCES COULD REDUCE DEMAND FOR OUR SERVICES.

Any change in the preferences of our potential corporate customers that we fail to anticipate could reduce the demand for the event planning services we intend to provide.  Decisions about our focus and the specific services we plan to offer are often made in advance of customers contracting us.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our services and lower profit margins.

PFI’S BUSINESS MAY SUFFER IF THIRD PARTIES FAIL TO PROVIDE PRODUCTS AND SERVICES MEETING PFI’S CUSTOMERS’ EXPECTATIONS

Our business model will rely in part on referrals to, and operating in concert with, various third parties, such as travel agents, convention centers, etc.  If such third parties, who at the present time are unidentified, fail to meet our expectations or those of our clients, our reputation and results of operation will be negatively impacted.

BECAUSE OF COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES PFI MAY FAIL TO IMPLEMENT ITS BUSINESS MODEL PROFITABLY.

PFI is entering a highly competitive market segment with relatively low barriers to entry.  Generally, PFI’s actual and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources and greater name recognition.  Therefore, these competitors have a significantly greater ability to attract clients.  In addition, many of these competitors may be able to devote greater resources than PFI to the development, promotion and sale of their services.  There can be no assurance that PFI’s current or potential competitors will not develop services comparable or superior to those to be offered by us.  Increased competition could result in price reductions, reduced margins or loss of market share, any of which would materially and adversely affect PFI’s business, results of operation and financial condition.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OF PFI CONTROL THE MAJORITY OF OUTSTANDING STOCK IN PFI.

The directors and executive officers and their affiliates beneficially own approximately 95.6% of the outstanding common stock.  As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership limits the power to exercise control by the minority shareholders that will have purchased their stock in this offering.

CONFLICTS OF INTEREST FACED BY THE TOP MANAGEMENT OF PFI MAY JEOPARDIZE THE BUSINESS CONTINUITY OF PFI.

The operations of PFI depend substantially on the skills and experience of Julie Morlin.  Without employment contracts, PFI may lose Ms. Morlin to other pursuits without a sufficient warning and, consequently, go out of business.

Ms. Morlin may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, this individual may face a conflict in selecting between PFI and her other business interests.  PFI has not formulated a policy for the resolution of such conflicts.

BECAUSE MS. MORLIN HAS NO SPECIFIC EXPERIENCE IN THE EVENT PLANNING BUSINESS, PFI MAY FACE ADDITIONAL UNEXPECTED RISKS AND CHALLENGES

Ms. Morlin has no specific experience in the business of event planning.  Because of that, we may face additional unexpected risks and challenges.  However, we feel that Ms. Morlin has coordinated, planned and supervised volunteers for charitable events for seven years, which should mitigate the lack of specific wedding planning experience.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE OUR COMMON STOCK IS NOT LISTED ON ANY EXCHANGE.

Our common stock is currently not quoted on any nationally recognized exchanges or trading systems.  Although we expect to undertake steps to attain listing on an exchange for our stock, PFI cannot assure you that such listing will be attained.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  Our common stock is currently held amongst a small community of shareholders.  Therefore, the current and potential market for our common stock is limited.  Although we expect to undertake steps that would create a publicly traded market for our stock, the liquidity of our shares may be severely limited.  PFI cannot guarantee that a meaningful trading market will develop.

THE STOCK OF PFI IS A SPECULATIVE INVESTMENT THAT MAY RESULT IN LOSSES TO INVESTORS.

As of the date of this Prospectus, there is no public market for PFI’s common stock.  This Prospectus is a step toward creating a public market for PFI’s stock, which may enhance the liquidity of PFI’s shares.  However, there can be no assurance that a meaningful trading market will develop.  PFI makes no representation about the value of its common stock.

If the stock ever becomes tradable, the trading price of PFI’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond PFI’s control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of PFI’s stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE PFI STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of PFI and those preceded by, followed by or that include the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect PFI’s future results and could cause those results to differ materially from those expressed in such forward-looking statements.

Use of Proceeds.

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders.  The selling security holders will receive the net proceeds from the resale of their shares.  We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price.

As there is no public market in the shares, Planning Force, Inc. used the price of $0.05 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price.  The selling shareholders will sell at a price of $0.05 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices.

Selling Security Holders.

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

Mary Ann Burns	20,000	20,000	0	0.00%
Douglas Burns	20,000	20,000	0	0.00%
Chuck Crosby	20,000	20,000	0	0.00%
Kim Crosby	20,000	20,000	0	0.00%
Julie Jacobson	20,000	20,000	0	0.00%
Jake Jacobson	20,000	20,000	0	0.00%
Jeffory Johnson	20,000	20,000	0	0.00%
Chris Johnson	20,000	20,000	0	0.00%
Shaun Jones	20,000	20,000	0	0.00%
Susan Curry Jones	20,000	20,000	0	0.00%
Matthew Kelly	20,000	20,000	0	0.00%
Patsy Kelly	20,000	20,000	0	0.00%
Wendy Kennedy	20,000	20,000	0	0.00%
Ronald Kennedy	20,000	20,000	0	0.00%
Linda Lee	20,000	20,000	0	0.00%
John Lee	20,000	20,000	0	0.00%
Terry Lee	20,000	20,000	0	0.00%
Chris Lee	20,000	20,000	0	0.00%
Jeff Owens	20,000	20,000	0	0.00%
Andy Owens	20,000	20,000	0	0.00%
John Yamada	20,000	20,000	0	0.00%
Annette Morin-Cranshaw	20,000	20,000	0	0.00%
Mark McAlister	20,000	20,000	0	0.00%

Total (23 persons)	460,000	460,000	0	0.00%

None of the selling stockholders has been affiliated with Planning Force, Inc. in any capacity in the past three years.

None of the selling stockholders is a broker/dealer nor an affiliate of a broker/dealer.

Footnotes:

(1)  Assumes the offering of all 460,000 offered in this prospectus.

Plan of Distribution.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.

In the over-the-counter market;

2.

On any exchange on which the shares may hereafter be listed;

3.

In negotiated transactions other than on such exchanges;

4.

By pledge to secure debts and other obligations;

5.

In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.

In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.05 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices.  The selling stockholders may use broker/dealers to sell their shares.  The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions.  This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information.  Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act.  The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders.  Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them.  The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus.  We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares.  There is no assurance, therefore, that the selling stockholders will sell any or all of the shares.  In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

Legal Proceedings.

No director, officer, significant employee or consultant of PFI has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee or consultant of PFI has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of PFI has been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against PFI.

Directors, Executive Officers, Promoters and Control Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of PFI’s directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding executive officers and directors of PFI as of the date of this Prospectus:

Name and Address	Age	Position
Julie Morin	38	President and CEO

Ms. Morin has held her offices/positions since August 2004 and is expected to continue to hold her offices/positions until the next annual meeting of PFI’s stockholders.  At the date of this prospectus, PFI is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Julie Morin, President:  Ms. Morin graduated from Washington State University in Pullman, Washington with a Bachelor of Science degree in General Studies, with minors in Economics, Business, and Psychology.  Since graduating, she has worked in the area of outside sales of business equipment and communication systems for both the government and large corporations, with Automated Office Systems from 1988 to 1990 and for AT&T Wireless (formerly Cellular One) from 1990 to 1993.  She is currently active in volunteer work; coordinating, planning, overseeing volunteers, and raising funds for several charities in the Spokane, Washington metropolitan area. She began her volunteer career in 1997 when she acted as Volunteer Coordinator for Hutton Elementary P.T.A., an activity she continues to pursue currently.  Ms. Morin has also been working in this field of event planning for the last approximately 7 years with the Catholic Charities and Children's Hospital of Spokane, Washington.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of PFI’s common stock by all persons known by PFI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to PFI’s knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Julie Morin, President and CEO	10,000,000	95.6%	95.6%

	All Directors and Officers as a group (1 persons)	10,000,000	95.6%	95.6%

Notes:

1.

The address for Julie Morin is 703 East 27th Avenue, Spokane, Washington 99203.

2.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.

Assumes the sale of the maximum amount of this offering (460,000 shares of common stock) by the selling shareholders.

Description of Securities.

PFI’s authorized capital stock consists of 100,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of PFI’s common stock:

o

have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by PFI’s Board of Directors;

o

are entitled to share ratably in all of PFI’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of PFI’s affairs;

o

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

o

are entitled to one vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of PFI's common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of PFI's directors.

Cash Dividends

As of the date of this Prospectus, PFI has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of PFI’s board of directors and will depend upon PFI’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is present intention of PFI not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in PFI’s business operations.

Reports

After this offering, PFI will furnish its shareholders with annual financial reports certified by PFI’s independent accountants, and may, in PFI’s discretion, furnish unaudited quarterly financial reports.

Interest of Named Experts and Counsel.

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities.

Indemnification of Directors and Officers

PFI’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers.”

The Securities and Exchange Commission's Policy on Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization Within Last Five Years.

Planning Force, Inc. was incorporated in Nevada on August 31, 2004.

Please see “Recent Sales of Unregistered Securities” on page 48 for our capitalization history.

Description of Business.

Business Development and Summary

Planning Force, Inc. was incorporated in the State of Nevada on August 31, 2004.  PFI, a development stage company, plans to provide corporate training and new product event planning services for corporate customers.  The primary market for PFI’s services will be Spokane, Washington, because our headquarters is located in that State.

PFI has yet to commence planned operations.  As of the date of this Prospectus, PFI has had only limited start-up operations and has not generated any revenues.

PFI has no intention to engage in a merger or acquisition with an unidentified company.

PFI’s administrative office is located at 703 East 27th Avenue, Spokane, Washington 99203.

PFI’s fiscal year end is December 31.

Business of Issuer

Principal Services and Principal Markets

Planning Force, Inc. intends to specialize in event planning for corporate customers.  Planning Force was founded to specialize in two niches of the general corporate event planning market:

1.

The first is leadership development and teaming skills development, which concentrates on coaching, team-building and strategic planning.

2.

The second area of specialization is corporate event planning for new product launches, consisting of organizing and staging events designed to release new products to people outside the corporation.

Corporate event planning is much more than merely making travel arrangements for the participants.  We believe that a successful event is defined as one that provides maximum impact on its participants, and that does a superior job of showcasing the client, as well as our services.  We plan to offer potential clients a full range of services, including travel and meeting logistics, as well as facilitating and managing the planning and logistics for an entire event or retreat.  Planning Force seeks to offer event packages specifically tailored to the needs of each client.  Our service packages may include the following:

o

Budget planning and financial management for events;

o

Venue selection and scheduling;

o

Travel and lodging arrangements;

o

Entertainment scheduling;

o

Vendor coordination;

o

Conceptualize and establish meeting design and objectives;

Distribution Methods of the Services

Our sales strategy will be based on the following elements:

o

Developing affiliate relationships with third party service providers.

Our initial focus will be on building relationships with 3rd parties in order to allow us to customize events for our customers and to offer value added services.  We believe that alliances with providers of leadership development programs to assist in the hosting aspect of events will increase our visibility and brand recognition.  Relationships with travel agents and event venues will provide us with a greater range of choices in the organization and coordination of corporate events.

o

Establish a sales and marketing plan.

In our first six months after commencing our planed principal operations, we will seek to develop and institute a plan to market our company and products.  Using the Internet for marketing and sales is an important component of our growth strategy.  We have established a website at www.planningforce.net to offer information about our company and the services we provide to the corporate consumer.

We believe personal relationships can cultivate business sales.  As a result, we may seek to engage event planning consultants to approach corporations directly.  We believe this will provide us with branding opportunities and greater market exposure.  These representatives will be paid on an independent contractor basis, and are not intended to be salaried company employees, which will allow us to preserve our capital.  We have not attempted to engage independent sales representatives at this time.

Industry background and competition

We are a small, start-up company that has not generated any revenues and lacks a customer base.  Significantly all of our competitors have longer operating histories, longer relationships with clients and third party service providers, as well have greater financial, management, technology, sales, marketing and other resources than we do.  The event planning services we plan to market will generally compete for audience and advertising with other corporate event planners.  These businesses compete for advertising directed at corporations.  We expect to compete, in particular, with the following types of companies:

1.

Corporate event planners specializing in events to reward customers and employees;

2.

Corporate event planners specializing in events to change a company’s image; and

3.

Corporate training companies who focus on providing and scheduling speakers and presenters.

The corporate event planning and training market segment is highly competitive and fragmented, with minimal barriers to entry.  These companies range from multi-national entities to firms serving a limited geographical region.  Despite the volume of competition, our management believes that most competitors offer either a broad range of planning or training services, rarely both.  As a result, our focus will be to carve out a niche serving both markets.  We cannot assure you that we will be successful in doing so.

Need for Government Approval

We are not aware of the need to obtain governmental approval for any aspect of our operations.

Effect of existing or probable government regulations

PFI is not aware of any existing or probable government regulations that would have a material effect on our business.

Number of total employees and number of full time employees.

PFI is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of our officer and director to set up our business operations.  We believe that our operations are currently on a small scale that is manageable by this individual.  Currently, Julie Morin, President & CEO, is involved in PFI business on a part time basis.  There are no other full- or part-time employees.  While we believe that the addition of employees is not required over the next 12 months, we may decide to contract an event planner to assist us in executing and marketing our business.  Such individual will be paid on a contractual basis, will work with us part-time and will not be considered a salaried employee.

C.

Reports to Security Holders

1.

After this offering, PFI will furnish its shareholders with audited annual financial reports certified by PFI’s independent accountants, and may, in PFI’s discretion, furnish unaudited quarterly financial reports.

2.

After this offering, PFI will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3.

The public may read and copy any materials PFI files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site (http://www.sec.gov).

Management's Discussion and Plan of Operation.

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management’s Discussion

PFI was incorporated in the State of Nevada on August 31, 2004.  PFI is a startup and has not yet realized any revenues.  Our efforts have focused primarily on the development and implementation of our business plan.  No development related expenses have been or will be paid to affiliates of PFI.

In our initial operating period from inception to September 30, 2004, we generated no revenues while incurring $3,226 in expenses.  The cumulative net loss was attributable solely to professional fees and general and administrative expenses related to the costs of start-up operations.

Since our incorporation, we have raised capital through private sales of our common equity.  In September 2004, we issued 10,000,000 shares of our common stock to Julie Morin, an officer and director, in exchange for cash in the amount of $10,000.  Additionally, we sold an aggregate of 460,000 shares of our common stock to unrelated third parties for cash proceeds of $23,000.

Generating sales in the next six to 12 months is important to support our planned ongoing operations.  However, we cannot guarantee that we will generate such growth.  If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

PFI does not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and directors appear sufficient at this time.  We believe that our operations are currently on a small scale that is manageable by a few individuals.  We plan to outsource the production of our products, thus our management’s responsibilities are mainly administrative.  While we believe that the addition of employees is not required over the next 12 months, we may decide to contract an event planner to assist us in executing and marketing our business.  Such individual will be paid on a contractual basis, will work with us part-time and will not be considered a salaried employee.  Thus, these representatives are not intended to be employees of our company.

We have not paid for expenses on behalf of any of our directors.  Additionally, we believe that this fact shall not materially change.

Plan of Operation

Planning Force intends to focus its efforts on establishing a base of operations in the event planning and leadership training business for corporate customers.  In order to offer potential clients a range of services to accommodate their needs, we intend to enter into affiliate relationships with various vendors.  PFI expects to build the following relationships in the next six to nine months of operations:

1.

Venues:  As part of our service package, we will source the venue to host corporate events based upon each client’s requirements and budget.  To assist clients in their venue decision, we plan to develop affiliate relationships with potential conference sites.  Venues with which we have agreements with will be featured on our website and will be highly recommended by us to our clients.  In the event a client decides to hold an event at an affiliate’s site, we will enter into a formal contract with the venue at a pre-negotiated rate.  However, it is the client’s decision where the event will ultimately be held.

2.

Travel agents:  Our business involves the coordination and scheduling of travel arrangements.  At the current time, our operations are limited in scope, thus we plan to enter into affiliate relationships with travel agents to supply our clients with the necessary access to hotel, plane or rental car reservations.  Until such time as we are able to find travel agents with which to align ourselves with, we plan to use publicly available websites, such as Expedia or Travelocity, and reservation methods, such as calling hotel and airline reservation centers directly, to assist potential clients.

Any potential relationships are expected to be non-binding and cancelable at any time either party.  We do not intend to realize pass through revenue as a result of any potential affiliate relationship.  We currently do not have any material contracts and or affiliations with any third parties.  There are not intended to be obligation by any party to refer any level of business to the other.  We have not identified any businesses which we may seek to enter into affiliate relationships with.

In November 2004, we completed a private placement whereby we sold an aggregate of 460,000 shares of our common equity for total cash proceeds of $23,000.  We believe that these funds will be sufficient to satisfy our start-up and operating requirements for the next 12 months.  The table below sets forth the anticipated use of funds for the elements of PFI’s business plan that constitute top priorities.

	Estimated	Estimated
	Amount	Completion

Computer hardware and software	$3,000	Completed
Website development and maintenance	$4,000	Completed and ongoing
Accounting and legal fees	$1,000	Ongoing
Marketing activities	$4,000	Second Quarter 2005

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern.  Establishing our presence on the Internet is critical to reaching a broad consumer base.  The $4,000 allocated to the development and maintenance of our website at www.planningforce.net is expected to be sufficient for the next 12 months.  The site has initially been designed to promote our company and will be used as a marketing platform.  PFI does not expect to generate revenue from the website in the initial six months of our operations.  We expect to refine the content of the site and add functionality as our funds permit.

Another facet of our marketing activities includes the creation of print brochures and mailings to increase our exposure and establish our brand.  We also plan to utilize electronic mail and opt-in advertising to increase our exposure.  We have allocated $4,000 of the proceeds raised in the private placement to finance this pursuit.  We expect to commence production of marketing materials in the second quarter of 2005.

Description of Property.

PFI’s uses office space at 703 East 27th Avenue, Spokane, Washington 99203.  This space measures approximately 250 square feet.  Ms. Julie Morin, a director and shareholder, is providing the office space at no charge to PFI.  We believe that this arrangement is suitable given that our current operations are primarily administrative.  We also believe that we will not need to lease additional administrative offices for at least the next 12 months.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions.

In September 2004, PFI issued 10,000,000 shares of $0.001 par value common stock to Julie Morin, an officer and director, in exchange for cash in the amount of $10,000.

PFI uses office space and services provided without charge by Julie Morin, a director and shareholder.

Market for Common Equity and Related Stockholder Matters.

Market Information

As of the date of this Prospectus, there is no public market in PFI’s common stock.

As of the date of this Prospectus,

o

There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of PFI.

o

10,460,000 shares of common stock of PFI are currently restricted from resale pursuant to Rule 144 under the Securities Act.  Of that amount, we are currently registering 460,000 shares on behalf of the Selling Shareholders for resale.

o

In the future, all 10,000,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act.

o

Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Prospectus, PFI has approximately 10,460,000 shares of $0.001 par value common stock issued and outstanding held by 23 shareholders of record.  PFI’s Transfer Agent is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251, phone (480) 481-3940.

Dividends

PFI has never declared or paid any cash dividends on its common stock.  For the foreseeable future, PFI intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including PFI’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen-sation ($)

Julie Morin	2004	-	-	-	-	-	-	-
President

There are no existing or planned option/SAR grants.

PFI does not have an employment agreement with Julie Morin, our sole officer and director.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Financial Statements.

a)

Audited Financial Statements for the Period Ended September 30, 2004

PLANNING FORCE, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

PLANNING FORCE, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

Page(s)

Report of Independent Registered Public Accounting Firm

   1

Financial Statements:

Balance Sheet at September 30, 2004

   2

Statements of Operations for the period August 31, 2004

(Inception) through September 30, 2004 with Cumulative

Totals Since Inception

  3

Statements of Changes in Stockholders’ Equity

  for the Period August 31, 2004 (Inception) through

  September 30, 2004

  4

Statements of Cash Flows for the Period August 31, 2004

            (Inception) through September 30, 2004 with Cumulative

            Totals Since Inception

  5

Notes to the Financial Statements

6-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder

Planning Force, Inc.

Spokane, WA

We have audited the accompanying balance sheet of Planning Force, Inc. as of September 30, 2004, and the related statements of operations, stockholders’ equity, and cash flows for the period August 31, 2004 (Inception) through September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has just begun operations, and is currently developing their business. They have incurred losses in their initial month of operations, and will be looking to raise capital over the next year to assist in funding their operations. These factors raise substantial doubt about its ability to continue as a going concern.  Management’s operating and financing plans in regards to these matters are also discussed in Note 4.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Planning Force, Inc. as of September 30, 2004, and the changes in its operations, changes in stockholders’ equity and cash flows for the period then ended, in conformity with U.S. generally accepted accounting principles.

Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.

Gibbsboro, New Jersey

October 13, 2004

PLANNING FORCE, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

SEPTEMBER 30, 2004

ASSET

Current Asset:
Cash and cash equivalents	$ 6,774

Total Current Asset	6,774

TOTAL ASSET	$ 6,774

LIABILITY AND STOCKHOLDERS’ EQUITY

LIABILITY:
Current Liability:
Accounts payable	$ -

Total Current Liability	-

Total Liability	-

STOCKHOLDERS’ EQUITY
Common stock, $.001 Par Value; 100,000,000 shares authorized;
10,000,000 shares issued and outstanding	10,000
Additional paid-in capital	-
Deficit accumulated during the development stage	(3,226)

Total Stockholders’ Equity	6,774

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 6,774

The accompanying notes are an integral part of the financial statements.

PLANNING FORCE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF INCOME

FOR THE PERIOD

AUGUST 31, 2004 (INCEPTION) TO SEPTEMBER 30, 2004

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		Cumulative Totals
		August 31, 2004 through
	2004	September 30, 2004

OPERATING REVENUES	$-	$-
Sales

COST OF SALES	-	-

GROSS PROFIT (LOSS)	-	-

OPERATING EXPENSES
Professional fees	3,101	3,101
General and administrative expenses	125	125
Total Operating Expenses	3,226	3,226

NET LOSS	$(3,226)	$(3,226)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING	10,000,000

NET LOSS PER COMMON SHARES OUTSTANDING	$(0.0003)

The accompanying notes are an integral part of the financial statements.

PLANNING FORCE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKFOLDERS’ EQUITY

FOR THE PERIOD AUGUST 31, 2004 (INCEPTION)

THROUGH SEPTEMBER 30, 2004

				Deficit
				Accumulated
				During the
	Common Stock		Additional	Development
Description	Shares	Amount	Paid-In Capital	Stage	Total

Balance, August 31, 2004	-	$ -	$ -	$ -	$ -

Issuance of shares for cash	10,000,000	10,000	-	-	10,000

Net loss for the period August 31, 2004
through September 30, 2004	-	-	-	(3,226)	(3,226)

Balance, September 30, 2004	10,000	$ 10,000	$ -	$ (3,226)	$ 6,774

The accompanying notes are an integral part of the financial statements.

PLANNING FORCE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE

PERIOD AUGUST 31, 2004 (INCEPTION) THROUGH SEPTEMBER 30, 2004

(WITH CUMULATIVE TOTALS SINCE INCEPTION)

		Cumulative Totals
		August 31, 2004 through
	2004	September 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(3,226)	$(3,226)
Adjustments to reconcile net loss to net cash
Used in operating activities

Total adjustments	-	-

Net cash (used in) operating activities	(3,226)	(3,226)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	10,000	10,000

Net cash provided by financing activities	10,000	10,000

NET INCREASE IN
CASH AND CASH EQUIVALENTS	6,774	6,774

CASH AND CASH EQUIVALENTS –
BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS – END OF PERIOD	$6,774	$6,774

The accompanying notes are an integral part of the financial statements.

PLANNING FORCE, INC.

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004

NOTE 1 -

NATURE OF BUSINESS

Planning Force, Inc. (the “Company”), a development stage company, was incorporated in the State of Nevada on August 31, 2004.  Planning Force, Inc. (PFI) is an event planning company specializing in corporate customers.  PFI will offer two types of services; retreat training services, as well as, product launch event planning.  The retreat training services will be either leadership development training or teaming skills training.  For both types of retreats, PFI can take care of the planning of the event, as well as, actually hosting the training through the use of one of PFI’s strategic business partners.

The corporate market for event planning is steady and profitable.  For some large companies, economic downturns mean cuts in training.  This is, however, only the case for shortsighted companies.  The benchmark companies may trim down the workforce during a downturn, but they do not cut funds for training.  They recognize that investing in human resources is always a good investment.  PFI intends to profit nicely from this.  Additionally, even in economic downturns, companies still have product launches and will still need someone to organize these events.  In short, the need for corporate event planning/hosting services rarely diminishes; it is a steadily increasing demand that PFI will capitalize on.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”.  To date, the Company has devoted substantially all of its efforts to the development of its business. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

PLANNING FORCE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains cash and cash equivalent balances at a financial institutions that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Revenue Recognition

The Company’s financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the services are performed and costs are recorded in the period incurred rather than paid.

Fair Value of Financial Instruments

The Company’s financial instruments are all carried at amounts that approximate their estimated fair value as of September 30, 2004.

Income Taxes

The provision for income taxes includes the tax effects of transactions reported in the financial statements. Deferred taxes would be recognized for differences between the basis for assets and liabilities for financial statement and income tax purposes. The major difference relate to the net operating loss carry forwards generated by sustaining deficits during the development stage.

Advertising Costs

Advertising and promotion costs are expensed as incurred.  The Company incurred no such expenses since inception.

PLANNING FORCE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004

NOTE 3-

STOCKHOLDERS’ EQUITY

On August 31, 2004 the Company was formed with one class of common stock, par value $.001. The Company authorized 100,000,000 shares of common stock.

In September 2004, the Company issued 10,000,000 shares of stock to its officer for cash of $10,000.

NOTE 4-

GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the period August 31, 2004 (Inception) through September 30, 2004. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales.  This raises substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s ability to develop its business.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5-

PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

PLANNING FORCE, INC.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004

NOTE 5-

PROVISION FOR INCOME TAXES (CONTINUED)

At September 30, 2004, deferred tax assets consist of the following:

Net operating loss carry forwards            $968

Less:  valuation allowance

                      (968)

                              $        -0-

At September 30, 2004, the Company had accumulated deficits during the development stage of $3,226 available to offset future taxable income through 2021.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

PFI’s Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer.  PFI indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at PFI’s request as one of its officers or directors.  PFI may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of PFI’s directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, PFI’s best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  PFI has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,500
SEC Registration Fee	10
Total	$1,510

Recent Sales of Unregistered Securities.

In September 2004, we issued 10,000,000 shares of our common stock to Julie Morin, our founding shareholder and an officer and director, in exchange for cash in the amount of $10,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, Ms. Morin had fair access to and was in possession of all available material information about our company, as she is an officer and director of PFI.  The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In November 2004, we completed an offering of our common stock to a group of private investors.  We issued 460,000 shares of its $0.001 par value common stock for cash at $0.05 per share to twenty three shareholders.  This November 2004 transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about Planning Force, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.  Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws
a) Articles of Incorporation filed on August 31, 2004
b) Bylaws adopted on September 1, 2004

5.	Opinion on Legality
Attorney Opinion Letter.

23.	Consent of Experts and Counsel
a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing.
b) Consent of Independent Auditor.

Undertakings.

In this Registration Statement, PFI is including undertakings required pursuant to Rule 415 of the Securities Act.

Under Rule 415 of the Securities Act, PFI is registering securities for an offering to be made on a continuous or delayed basis in the future.  The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, PFI includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Spokane, State of Washington on December 21, 2004.

Planning Force, Inc.
(Registrant)

By: /s/ Julie Morin, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Julie Morin	President, CEO and Director	December 21, 2004
Julie Morin

/s/ Julie Morin	Chief Financial Officer	December 21, 2004
Julie Morin

/s/ Julie Morin	Chief Accounting Officer	December 21, 2004
Julie Morin